EXHIBIT 3.1

                                State of Delaware

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

                                     Page 1

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "BETA ACQUISITION CORP.", FILED IN THIS OFFICE ON THE TENTH DAY OF MARCH, A.D. 1994, AT 9 O'CLOCK A.M.


                                    /s/ EDWARD J. FREEL
                                    -------------------
                                    EDWARD J. FREEL,
                                    Secretary of State

2384854 8100                                          AUTHENTICATION: 9237627

981306158                                                  DATE: 8/6/98


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                                STATE OF DELAWARE
                             CERTIFICATE FOR RENEWAL
                             AND REVIVAL OF CHARTER

      In-Sports International, Inc., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.    The name of the corporation is: In-Sports International, Inc.

2. Its registered office in the State of Delaware is located at 2707 Landsdowne Drive, City of Wilmington 19810, County of New Castle the name and address of its registered agent is: Christopher Flannery, Esquire, 2707 Landsdowne Drive, Wilmington, DE 19810.

3. The date of filing of the original Certificate of Incorporation in Delaware was March 10, 1994.

4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 1998, at which time its charter become inoperative and void for non-payment of taxes and this certificate for renewal ad revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

      IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, MICHAEL E. LEWIS, the last and acting authorized officer hereunto set his/her hand to this certificate this 4th day of August, 1998.


                                By: MICHAEL E. LEWIS
                                    --------------------
                              Name: Michael E. Lewis
                             Title: President


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                              ARTICLES OF AMENDMENT
                                       OF
                          IN-SPORTS INTERNATIONAL, INC.

      The undersigned, being the sole director and president of In-Sports International, Inc., does hereby amend its Articles of Incorporation as follows:

                                    ARTICLE I
                                 CORPORATE NAME

      The name of the Corporation shall be In-Sports International, Inc.

                                   ARTICLE II
                                     PURPOSE

      The Corporation shall be organized for any and all purposes authorized under the laws of the State of Delaware.

                                   ARTICLE III
                               PERIOD OF EXISTENCE

      The period during which the Corporation shall continue perpetual.

                                   ARTICLE IV
                                     SHARES

      The capital stock of this Corporation shall consist of 50,000,000 shares of common stock, $0.001 par value.

                                    ARTICLE V
                                PLACE OF BUSINESS

      The address of the principal place of business of this Corporation in the State of Delaware shall be 2707 Landsdowne Drive, Wilmington, DE 19810. The Board of Directors may at any time and from time move the principal office of this corporation.

                                   ARTICLE VI
                             DIRECTORS AND OFFICERS

      The business of this Corporation shall be managed by its Board of Directors. The number of such directors shall not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws.


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CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
================================================================================

      Beta Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Beta Acquisition Corp. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof number " 1 (one) " so that, as amended, said Article shall be and read as follows:

      "1. The name of the Corporation is In-Sports International, Inc."


SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Beta Acquisition Corp. has caused this certificate to be singed by Michael E. Lewis , its President, and Michael E. Lewis , its Secretary, this 15th day of August, 1995.


                                    Beta Acquisition Corp.

                                    By: Michael E. Lewis
                                        ----------------------
                                          President

                                    Attest: Michael E. Lewis
                                            Secretary

                                    State of Delaware
                                    Secretary of State
                                    Division of Corporations


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

                                    Filed 01:30 PM 9/7/1995
                                    950203591 - 2384858


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                          CERTIFICATE OF INCORPORATION

                                       OF

                             BETA ACQUISITION CORP.

1.    The name of the Corporation is Beta Acquisition Corp.

2. The address of the corporation's registered office in the State of Delaware is 15 E. North Street, in the City of Dover, County of Kent 19901, and the name of its registered agent at such address is Incorporating Services, Ltd.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

4. The total number of shares of stock which the corporation has authority to issue is one thousand five hundred (1,500) shares of common stock without par value.

5. No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) the acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

6. The board of directors of the corporation has the power to adopt, amend or repeal the by-laws of the corporation.

7. The name of the incorporation is Nell J. Mohn and her mailing address is 3400 Marine Midland Center, Buffalo, New York 14203.

      I, the undersigned incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, hereby make this Certificate of Incorporation this 10th day of March, 1994, and certify that it is my act and deed and that the facts herein are true.


                                    /s/ NELL J. MOHN
                                    --------------------------
                                    NELL J. MOHN, Incorporator


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